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                                                                       EXHIBIT 5

             [AKIN, GUMP, STRAUSS, HAUER & FELD, L.L.P. LETTERHEAD]


                                January 31, 2002



AdvancePCS
5215 North O'Connor Boulevard
Suite 1600
Irving, Texas 75039

Ladies and Gentlemen:

         We have acted as counsel to AdvancePCS, a Delaware corporation (the "COMPANY"), in connection with the registration, pursuant to a registration statement on Form S-8 (the "REGISTRATION STATEMENT"), filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "SECURITIES ACT"), of an additional 3,000,000 shares (the "SHARES") of the Company's Class A common stock, par value $0.01 per share ("COMMON STOCK"), to be issued under the Company's Amended and Restated Incentive Stock Option Plan, as amended (the "INCENTIVE PLAN").

         We have examined originals or certified copies of such corporate records of the Company and other certificates and documents of officials of the Company, public officials and others as we have deemed appropriate for purposes of this letter. We have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to authentic original documents of all copies submitted to us as conformed and certified or reproduced copies. For purposes of the opinions in this letter, we have assumed that the Shares do not constitute "New Securities" for purposes of the Company's Second Amended and Restated Certificate of Incorporation.

         Based upon the foregoing and subject to the assumptions, exceptions, qualifications and limitations set forth hereinafter, we advise you that, in our opinion:

         A. The Shares to be issued under the Incentive Plan and that are to be registered pursuant to the Registration Statement have been duly and validly authorized by the Company.



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AKIN, GUMP, STRAUSS, HAUER & FELD, L.L.P.
AdvancePCS
January 31, 2002
Page 2

         B. The Shares to be issued under the Incentive Plan and that are to be registered pursuant to the Registration Statement, when issued and delivered in accordance with the Incentive Plan, will be validly issued, fully paid and non-assessable.

         The opinions and other matters in this letter are qualified in their entirety and subject to the following:

         A. We express no opinion as to the laws of any jurisdiction other than any published constitutions, treaties, laws, rules or regulations or judicial or administrative decisions ("LAWS") of (i) the General Corporation Law of the State of Delaware or
                  (ii) the Federal Laws of the United States of America.

         B. This law firm is a registered limited liability partnership organized under the laws of the State of Texas.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act and the rules and regulations thereunder.


                                   Sincerely,



                                   /s/ Akin, Gump, Strauss, Hauer & Feld, L.L.P.

                                   AKIN, GUMP, STRAUSS, HAUER & FELD, L.L.P.